Exhibit 99.1
Cronos Group Reports 2020 Third Quarter Results

Kurt Schmidt appointed President and CEO; Mike Gorenstein appointed Executive Chairman

Launched a new hemp-derived CBD brand, Happy Dance™, in the U.S. market in partnership with Kristen Bell

Cronos Israel received approval to sell PEACE NATURALS™ branded pre-rolls and oils in Israel

Cronos Device Labs expands its cannabinoid research scope and rebrands to Cronos Research Labs

TORONTO, November 5, 2020 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos Group” or the “Company”), today announces its 2020 third quarter business results.

“The opportunities before Cronos Group are more exciting than ever and I am honored to have brought the company to this important inflection point as we bring on Kurt Schmidt to serve as our new President and CEO,” said Mike Gorenstein, Executive Chairman of Cronos Group. “We look forward to continuing to launch innovative cannabinoid products in Canada and to expand our portfolio of U.S. hemp-derived CBD brands. Internationally, we’re pleased with the progress we have made in Israel and as regulations continue to evolve, we will look to establish ourselves as a leader in the markets in which we operate."

"In such a short period of time, Mike and the Cronos team have achieved several impressive milestones,” said Kurt Schmidt, President and CEO of Cronos Group. “From being the first pure-play cannabis company to list on the NASDAQ, to scaling operations worldwide, Cronos Group is well-positioned to continue to thrive. Joining as President and CEO is a unique opportunity for me to bring my expertise in building outstanding brands, high performance teams and results-driven organizations to Cronos Group. I look forward to helping this Company achieve many more exciting milestones.”

Financial Results

(in thousands of U.S. dollars)	Three months ended September 30,	Change	Nine months ended September 30,	Change
2020	2019	$	%	2020	2019	$	%
Net revenue
United States	$1,639	$675	$964	143%	$5,989	$675	$5,314	787%
Rest of World	9,719	5,110	4,609	90%	23,684	15,767	7,917	50%
Consolidated net revenue	11,358	5,785	5,573	96%	29,673	16,442	13,231	80%

Gross profit (loss)	$(1,537)	$(3,137)	$1,600	(51)%	$(10,935)	$2,511	$(13,446)	(535)%
Gross margin	(14)%	(54)%	—	40	pp	(37)%	15%	—	(52)	pp

Reported operating loss	$(41,169)	$(30,698)	$(10,471)	34%	$(120,937)	$(57,539)	$(63,398)	110%
Adjusted operating loss (i)	(40,211)	(30,698)	(9,513)	31%	(112,113)	(57,539)	(54,574)	95%

Other Data
Cash and cash equivalents (ii)	1,097,846	1,114,414	(16,568)	(1)%
Short-term investments (ii)	202,883	390,538	(187,655)	(48)%
Capital expenditures	8,330	16,808	(8,478)	(50)%	24,428	38,196	(13,768)	(36)%

 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of adjusted operating loss.
(ii)  Dollar amounts are as of the last day of the period indicated.

Third Quarter 2020
•Net revenue of $11.4 million in Q3 2020 increased by $5.6 million from Q3 2019. The increase year-over-year was primarily driven by continued growth in the adult-use Canadian cannabis market, the inclusion of the Redwood acquisition in our financial results and growth in the Israeli medical cannabis market, partially offset by non-recurring wholesale revenue in the Canadian market in Q3 2019 and strategic price reductions on various adult-use cannabis products in certain Canadian provinces in Q3 2020.
•Gross loss of $1.5 million in Q3 2020 decreased by $1.6 million from Q3 2019. The decrease in losses year-over-year was primarily driven by an increase in net revenue and the gross profit contribution of the U.S. business segment. Offset by an increase in cost of sales primarily driven by a higher volume of adult-use sales and the associated third-party purchased flower, and a decline in wholesale sales.
•Reported operating loss of $41.2 million in Q3 2020 increased by $10.5 million from Q3 2019. The increase year-over-year was primarily driven by increased share-based payments related to separation agreements with certain Redwood employees, increased general and administrative expenses inclusive of review costs and costs related to the previously disclosed restatement of the Company's 2019 interim financial statements, higher sales and marketing costs related to brand development, and R&D spending, partially offset by a decrease in gross loss.

Business Updates

Brand Portfolio

Subsequent to the end of the third quarter of 2020, Cronos Group's U.S. segment launched a new hemp-derived CBD skincare and personal care brand called Happy Dance™, in partnership with Kristen Bell. Happy Dance™ products are made with CBD from premium full-spectrum hemp extract and provide consumers with high-quality skincare at an accessible price point. Happy Dance™ launched with three product offerings: All-Over Whipped Body Butter +CBD, Head-To-Toe Coconut Melt +CBD and Stress Away Bath Bomb +CBD, all of which are currently available online, with intentions to enter the brick and mortar channel in the future. Through the partnership with Ms. Bell, Cronos Group looks forward to future introductions of innovative products to the hemp-derived CBD market.

In October 2020, the U.S. segment also launched new full-spectrum tinctures under its hemp-derived CBD brand, Lord Jones™. The full-spectrum tinctures are available in two flavors, peppermint and orange. The U.S. segment anticipates launching a Lord Jones™ branded hemp-derived CBD infused Lip Balm in November 2020. The Whole Plant Formula CBD Lip Balm is expected to contain 25mg of U.S. hemp-derived CBD from full-spectrum hemp extract and other premium ingredients, including shea butter, mimosa wax, beeswax, and an oil blend to provide additional hydration.

Global Sales and Distribution

Cronos Israel has now received the IMC-GAP, IMC-GMP and IMC-GDP certifications required for the cultivation, production and marketing of dried flower, pre-rolls and oils in Israel. Subsequent to the end of the third quarter of 2020, in addition to the PEACE NATURALS™ branded dried flower currently sold in the Israeli medical market, Cronos Israel began selling PEACE NATURALS™ branded oils into the Israeli medical market.

Global Supply Chain

In the third quarter of 2020, Natuera continued to successfully complete imports of hemp-derived CBD extract to the U.S. for business development and R&D purposes. Natuera also completed its first export of hemp-derived CBD distillate to the United Kingdom for R&D purposes. Moreover, Natuera’s wholly-owned subsidiary in Colombia was awarded four quotas by the Colombian government for psychoactive cannabis R&D production: (i) one cultivation quota to conduct field trials and characterize cultivars; (ii) one cultivation quota to conduct R&D related to the manufacture of derivatives; and (iii) two R&D manufacturing quotas to analyze and characterize THC products.

Intellectual Property Initiatives

In the third quarter of 2020, Cronos Device Labs expanded its scope for cannabinoid research and the R&D center was renamed to Cronos Research Labs. Cronos Group engages in both understanding the fundamental science behind the interactions of cannabinoids with each other and how those interactions can be leveraged to best deliver on the consumer’s needs. Additionally, the Company partners with leading scientific institutions engaged in fundamental cannabis science to augment and accelerate the internal efforts. Cronos Group’s work spans many aspects of cannabis research from strain development to growing conditions to extraction technology to biosynthesis to product development, all supported by advances in analytical sciences.

Enterprise Initiatives

In the third quarter of 2020, the Company implemented a new enterprise resource planning (“ERP”) system across the Canadian business. Cronos Group has also commenced work to broaden the reach of our ERP system to the U.S. business, which is currently expected to be launched in the first half of 2021. The new ERP system will be a meaningful component of the Company's internal control over financial reporting and is expected to enable us to realize efficiencies throughout our supply chain and operations.

Appointments

On September 9, 2020, Cronos Group expanded its leadership structure to drive its next phase of growth by appointing Kurt Schmidt as President and Chief Executive Officer. This move coincides with Mike Gorenstein's appointment to Executive Chairman. Mr. Schmidt brings deep experience in consumer products with decades of leadership experience in the U.S. and overseas. Mr. Schmidt previously served as Director and Chief Executive Officer of Blue Buffalo Company, Ltd. from 2012 through 2016. Prior to joining Blue Buffalo, Mr. Schmidt was Deputy Executive Vice President at Nestlé S.A., where he was responsible for Nestlé Nutrition, including several science-oriented and heavily regulated businesses. He also served as a member of Nestlé’s Executive Committee. Mr. Schmidt joined Nestlé in 2007 as part of Nestlé’s acquisition of Gerber Products Company, where he was the President and Chief Executive Officer from 2004 to 2007. Prior to Gerber, Mr. Schmidt held a variety of leadership roles at Kraft Foods, Inc.

In addition, the Company further bolstered its senior leadership team by adding Shannon Buggy as Senior Vice President, Global Head of People. Prior to joining Cronos Group, Ms. Buggy was the Senior Vice President of Global Human Resources for Nielsen where she led HR strategy for Nielsen Media. With over 25 years of experience, Ms. Buggy has a proven track record of leading and managing global human resources teams and driving excellence in talent acquisition, development, retention, employee relations, compensation, benefits, talent management and labor relations.

Additionally during the quarter, as previously disclosed, following the resignation of Robert Rosenheck on July 20, 2020, Summer Frein was named General Manager USA. Ms. Frein joined Cronos Group in January of this year; however, she has worked with Cronos Group in various capacities since 2018. Previously, Ms. Frein was employed with Altria, where she led the Strategy and Business Development team’s due diligence in the cannabis space which culminated in Cronos Group’s strategic investment from Altria. Most recently, she was responsible for leading the Company's U.S. sales efforts, including managing brand and retail partnerships for Lord Jones™. Under Ms. Frein’s leadership, the Company plans to further expand its U.S. hemp-derived business, including introducing new product formats under both Lord Jones™ and Happy Dance™, that will target different retail channels and consumers.

Update on COVID-19

Cronos Group’s manufacturing sites have adjusted in order to comply with the current COVID-19 guidelines provided by governmental authorities. During the third quarter of 2020, because of the effects from COVID-19 in the U.S. a significant number of the Company’s retail customers continued to be challenged by permanent and temporary store closings. Those stores that are open are faced with operating at reduced staff levels, reduced opening hours and lower consumer foot traffic, which has continued in the third quarter to negatively impact sales and demand for our products in the U.S. segment. Revenue in the Rest of World segment was not materially impacted by the effects of COVID-19 during the three or nine months ended September 30, 2020.

Rest of World Results

Cronos Group’s Rest of World reporting segment includes results of the Company’s operations for all markets outside of the U.S.

(in thousands of U.S. dollars)	Three months ended September 30,	Change	Nine months ended September 30,	Change
2020	2019	$	%	2020	2019	$	%
Cannabis flower	$7,958	$4,266	$3,692	87%	$16,373	$12,187	$4,186	34%
Cannabis extracts	1,504	825	679	82%	6,821	3,463	3,358	97%
Other	257	19	238	1,253%	490	117	373	319%
Net revenue	9,719	5,110	4,609	90%	23,684	15,767	7,917	50%

Gross profit (loss)	$(2,203)	$(3,580)	$1,377	(38)%	$(13,270)	$2,068	$(15,338)	(742)%
Gross margin	(23)%	(70)%	—	47	pp	(56)%	13%	—	(69)	pp

Reported and adjusted operating loss	$(17,999)	$(21,228)	$3,229	(15)%	$(71,957)	$(48,069)	$(23,888)	50%
 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of adjusted operating loss.

Third Quarter 2020
•Net revenue of $9.7 million in Q3 2020 increased by $4.6 million from Q3 2019. The increase year-over-year was primarily driven by continued growth in the adult-use Canadian cannabis market and growth in the Israeli medical cannabis market, partially offset by non-recurring wholesale revenue in the Canadian market in Q3 2019 and strategic price reductions on various adult-use cannabis products in certain Canadian provinces.
•Gross loss of $2.2 million in Q3 2020 decreased by $1.4 million from Q3 2019. The decrease in losses year-over-year was primarily driven by an increase in net revenue, offset by an increase in cost of sales primarily driven by a higher volume of adult-use sales and the associated third-party purchased flower and a decline in wholesale sales. The Company anticipates that gross margin will continue to fluctuate as price and mix change from quarter-to-quarter.
•Reported operating loss of $18.0 million in Q3 2020 decreased by $3.2 million from Q3 2019. The decrease in losses year-over-year was primarily driven by a decrease in general and administrative costs driven by a reclassification of $4.6 million to corporate expenses in Q3 2020, which had no effect on the Company's consolidated statement of net income (loss) and a decrease in gross loss, partially offset by an increase in R&D spending.

United States Results

Cronos Group’s U.S. reporting segment includes results of the Company’s operations for all brands and products in the U.S.

(in thousands of U.S. dollars)	Three months ended September 30,		Change			Nine months ended September 30,		Change
	2020	2019	$	%		2020	2019	$	%
Net revenue	$1,639	$675	$964	143%		$5,989	$675	$5,314	787%

Gross profit	$666	$443	223	50%		$2,335	$443	1,892	427%
Gross margin	41%	66%	—	(25)	pp	39%	66%	—	(27)	pp

Reported operating loss	$(12,191)	$(830)	$(11,361)	1,369%		$(24,289)	$(830)	$(23,459)	2,826%

Third Quarter 2020
•Net revenue of $1.6 million in Q3 2020 increased by $1.0 million from Q3 2019. The increase year-over-year was primarily driven by a full quarter of results in Q3 2020 as opposed to 25 days in Q3 2019.
•Gross profit of $0.7 million in Q3 2020 increased by $0.2 million from Q3 2019. The increase year-over-year was primarily driven by an increase in net revenue, partially offset by increased discounts, sales and promotions and new product introductions.
•Reported operating loss of $12.2 million in Q3 2020 increased by $11.4 million. The increase year-over-year was primarily driven by an increase in share-based payments related to separation agreements with certain Redwood employees, increased sales and marketing costs incurred in relation to the launch of new U.S. hemp-derived CBD products under the Lord Jones™ and Happy Dance™ brands and increased general and administrative expenses driven by salaries and wages to support the Company's growth strategy across a variety of functions, partially offset by an increase in gross profit.

Conference Call

The Company will host a conference call and live audio webcast on Thursday, November 5, 2020, at 8:30 a.m. EST to discuss 2020 third quarter business results and outlook. The call will last approximately one hour. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the conference call are provided below:

•Live audio webcast: https://ir.thecronosgroup.com/events-presentations
•Toll-Free from the U.S. and Canada dial-in: (866) 795-2258
•International dial-in: (409) 937-8902
•Conference ID: 5159205

About Cronos Group

Cronos Group is an innovative global cannabinoid company with international production and distribution across five continents. Cronos Group is committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s portfolio includes PEACE NATURALS™, a global health and wellness platform, two adult-use brands, COVE™ and Spinach™, and three hemp-derived CBD brands, Lord Jones™, Happy Dance™ and PEACE+™. For more information about Cronos Group and its brands, please visit: www.thecronosgroup.com.

Forward-looking Statements

This press release may contain information that may constitute forward-looking information and forward-looking statements within the meaning of applicable securities laws (collectively, “Forward-Looking Statements”), which are based upon our current expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:

•the uncertainties associated with the COVID-19 pandemic, including our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products, and demand for and the use of our products by consumers;
•laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of United States state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Federal Drug Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
•expectations regarding the regulation of the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the U.S. Department of Agriculture;
•the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•the ability to successfully create and launch brands and further create, launch and scale U.S. hemp-derived consumer products, including through the acquisition of four Redwood Holding Group, LLC operating subsidiaries (the "Redwood Acquisition") and cannabis products in jurisdictions where such products are legal and that we currently operate in;
•the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis including CBD and other cannabinoids;
•expectations regarding the implementation and effectiveness of key personnel changes;
•the anticipated benefits and impact of the Altria's C$2.4 billion (approximately $1.8 billion) investment in us (the “Altria Investment”);

•the potential exercise of the warrant held by Altria, pre-emptive rights and/or top-up rights in connection with the Altria Investment, including proceeds to us that may result therefrom;
•expectations regarding the use of proceeds of equity financings, including the proceeds from the Altria Investment;
•the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments, including the strategic partnership with Ginkgo Bioworks, Inc.;
•our ability to execute on our strategy and the anticipated benefits of such strategy;
•expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•the future performance of our business and operations;
•our competitive advantages and business strategies;
•the competitive conditions of the industry;
•the expected growth in the number of customers using our products;
•our ability or plans to identify, develop, commercialize or expand our technology and R&D initiatives in cannabinoids, or the success thereof;
•expectations regarding acquisitions and dispositions and the anticipated benefits therefrom, including the Redwood Acquisition and the acquisition of certain assets from Apotex Fermentation Inc., including a GMP-compliant fermentation and manufacturing facility in Winnipeg, Manitoba, and the proposed sale of our Original B.C. Ltd. (“OGBC”) production facility;
•expectations regarding revenues, expenses and anticipated cash needs;
•expectations regarding cash flow, liquidity and sources of funding;
•expectations regarding capital expenditures;
•the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•the expected growth in our growing, production and supply chain capacities;
•expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•expectations with respect to future production costs;
•expectations with respect to future sales and distribution channels;
•the expected methods to be used to distribute and sell our products;
•our future product offerings;
•the anticipated future gross margins of our operations;
•accounting standards and estimates;
•our ability to timely and effectively remediate material weaknesses in our internal control over financial reporting;
•expectations regarding our distribution network; and
•expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic and the ability to continue our production, distribution and sale of our products and customer demand for and use of our products; (ii) management’s perceptions of historical trends, current conditions and expected future developments; (iii) our ability to generate cash flow from operations; (iv) general economic, financial market, regulatory and political conditions in which we operate; (v) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (vi) consumer interest in our products; (vii) competition; (viii) anticipated and unanticipated costs; (ix) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (x) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xi) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xii) our ability to conduct operations in a safe, efficient and effective manner; (xiii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiv) our ability to complete planned dispositions, including the sale of OGBC, and, if completed, obtain our anticipated sales price; and (xv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; the risk that we will not complete planned dispositions, including the sale of OGBC, or, if completed, obtain our anticipated sales price; disruption of production, distribution and sales as a result of the COVID-19 pandemic and any adverse effects the COVID-19 pandemic has on the demand for and use of our products; the implementation and effectiveness of key personnel changes; disruption from the Altria Investment making it more difficult to maintain relationships with customers, employees or suppliers; future levels of revenues; consumer demand for cannabis and U.S. hemp products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial, regulatory or other proceedings on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (as amended) and the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the Forward-Looking Statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2020 and December 31, 2019
(In thousands of U.S. dollars, except share amounts, unaudited)

	As of
	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,097,846	$1,199,693
Short-term investments	202,883	306,347
Accounts receivable(i)	6,086	4,638
Other receivables	10,401	7,232
Current portion of loans receivable	7,781	4,664
Prepaids and other assets	10,532	9,395
Inventory, net	56,359	38,043
Held-for-sale assets	2,066	3,248
Total current assets	1,393,954	1,573,260
Investments in equity accounted investees	19,059	557
Advances to joint ventures	461	19,437
Loan receivable, net	76,148	44,967
Property, plant and equipment	171,404	159,948
Right-of-use assets	9,840	6,546
Intangible assets	68,604	71,235
Goodwill	179,459	214,492
Total assets	$1,918,929	$2,090,442

Liabilities
Current liabilities
Accounts payable and other liabilities	$39,012	$35,301
Current portion of lease obligation	1,274	427
Derivative liabilities	102,655	297,160
Total current liabilities	142,941	332,888
Due to non-controlling interests	2,889	1,844
Lease obligation	8,612	6,680
Total liabilities	$154,442	$341,412
Commitments and contingencies(ii)

Shareholders’ equity
Share capital(iii,iv)	$566,577	$561,165
Additional paid-in capital	32,491	23,234
Retained earnings	1,175,742	1,137,646
Accumulated other comprehensive income (loss)	(7,820)	27,838
Total equity attributable to shareholders of Cronos Group	1,766,990	1,749,883
Non-controlling interests	(2,503)	(853)
Total shareholders’ equity	1,764,487	1,749,030
Total liabilities and shareholders’ equity	$1,918,929	$2,090,442
(i) Net of current expected credit loss allowance of $64 as of September 30, 2020 (December 31, 2019 – $136).
(ii) Refer to Note 19 and Note 20 in the notes to condensed consolidated financial statements in Form 10-Q for the period ending September 30, 2020.
(iii) Authorized for issuance as of September 30, 2020: unlimited (December 31, 2019 – unlimited).
(iv) Shares issued as of September 30, 2020: 355,733,914 (as of December 31, 2019: 348,817,472).

Cronos Group Inc.
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
For the three and nine months ended September 30, 2020 and 2019
(In thousands of U.S. dollars, except share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net revenue, before excise taxes	$13,621	$6,269	$34,397	$17,724
Excise taxes	(2,263)	(484)	(4,724)	(1,282)
Net revenue	11,358	5,785	29,673	16,442
Cost of sales	12,895	3,498	29,584	8,507
Inventory write-down	—	5,424	11,024	5,424
Gross profit (loss)	(1,537)	(3,137)	(10,935)	2,511
Operating expenses
Sales and marketing	7,236	4,591	20,849	9,723
Research and development (“R&D”)	4,734	2,605	12,955	6,076
General and administrative	18,860	16,202	61,048	34,987
Share-based payments	7,916	3,531	12,898	7,949
Depreciation and amortization	886	632	2,252	1,315
Total operating expenses	39,632	27,561	110,002	60,050
Operating loss	(41,169)	(30,698)	(120,937)	(57,539)
Other income (expense)
Interest income, net	3,781	8,939	15,266	20,455
Share of loss from investments in equity accounted investees	(1,327)	(565)	(3,293)	(1,504)
Gain on revaluation of derivative liabilities	105,307	632,482	182,795	1,158,008
Financing and transaction costs	(40)	(6,083)	(40)	(31,684)
Impairment loss on goodwill and intangible assets	—	—	(40,000)	—
Gain on disposal of other investments	3,974	—	4,743	16,242
Loss on reclassification of held-for-sale assets	(919)	—	(919)	—
Other income (loss)	318	147	334	147
Total other income (loss)	111,094	634,920	158,886	1,161,664
Income (loss) before income taxes	69,925	604,222	37,949	1,104,125
Income tax expense	988	58	988	58
Income from continuing operations	$68,937	$604,164	$36,961	$1,104,067
Income (loss) from discontinued operations	(473)	(36)	(519)	(63)
Net income (loss)	$68,464	$604,128	$36,442	$1,104,004
Net income (loss) attributable to:
Cronos Group	$69,033	$604,410	$38,096	$1,104,501
Non-controlling interests	(569)	(282)	(1,654)	(497)
	$68,464	$604,128	$36,442	$1,104,004
Other comprehensive income (loss)
Foreign exchange gain (loss) on translation	$26,167	$(12,422)	$(35,654)	$9,424
Total other comprehensive income (loss)	26,167	(12,422)	(35,654)	9,424
Comprehensive income (loss)	$94,631	$591,706	$788	$1,113,428
Comprehensive income (loss) attributable to:
Cronos Group	$95,183	$591,996	$2,438	$1,113,929
Non-controlling interests	(552)	(290)	(1,650)	(501)
	$94,631	$591,706	$788	$1,113,428
Net income (loss) per share
Basic - continuing operations	0.20	1.78	0.11	3.71
Basic - discontinued operations	0.00	0.00	0.00	0.00
Diluted - continuing operations	0.19	1.62	0.10	0.92
Diluted - discontinued operations(i)	0.00	0.00	0.00	0.00
Weighted average number of outstanding shares
Basic	350,288,783	338,957,949	349,397,156	297,964,058
Diluted(i)	369,619,020	369,268,672	374,731,451	333,618,691
(i) In computing diluted earnings per share, incremental common shares are not considered in periods in which a net loss is reported, as the inclusion of the common share equivalents would be anti-dilutive.

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2020 and 2019
(In thousands of U.S. dollars, except share amounts, unaudited)

	Nine months ended September 30,
	2020	2019
Operating activities
Net income (loss)	$36,442	$1,104,004
Items not affecting cash:
Inventory write-down	11,024	5,424
Share-based payments	12,898	7,949
Depreciation and amortization	5,095	2,956
Share of loss from investments in equity accounted investees	3,293	1,504
Gain on revaluation of derivative liabilities	(182,795)	(1,158,008)
Gain on disposal of other investments	(4,743)	(16,242)
Impairment loss on goodwill and intangible assets	40,000	—
Loss (gain) on unrealized foreign exchange	(3,020)	807
Provision for inventory and doubtful accounts	3,119	—
Non-cash sales and marketing	2,505	—
Loss on reclassification of held-for-sale assets	919	—
Other, net	(298)	(89)
Net changes in non-cash working capital	(29,123)	(25,098)
Cash flows used in operating activities	(104,684)	(76,793)
Investing activities
Purchase of short-term investments	(125,562)	(384,288)
Proceeds from disposal of short-term investments	220,058	—
Investments in equity accounted investees	—	(1,658)
Proceeds from sale of other investments	4,743	19,614
Advances to joint ventures	—	(15,951)
Purchase of property, plant and equipment	(21,334)	(37,622)
Payment of accrued interest on construction loan payable	—	(89)
Purchase of intangible assets	(3,094)	(574)
Acquisition of Redwood	—	(227,224)
Advances on loans receivable	(37,000)	(33,012)
Proceeds from repayment of loans receivable	—	238
Cash assumed on acquisition	—	2,957
Cash flows provided by (used in) investing activities	37,811	(677,609)
Financing activities
Advance from non-controlling interests	(187)	183
Repayment of lease obligations	(1,859)	(414)
Proceeds from Altria Investment	—	1,809,556
Proceeds from exercise of Top-up Rights	—	31,566
Proceeds from exercise of warrants and options	5	1,455
Withholding taxes paid on equity awards	(2,148)	(861)
Share issuance costs	—	(3,722)
Advance of loans payable	—	48,715
Repayment of loans payable	—	(48,309)
Transaction costs paid on construction loan payable	—	(15,971)
Cash flows provided by (used in) financing activities	(4,189)	1,822,198
Effect of foreign currency translation on cash and cash equivalents	(30,785)	22,691
Net change in cash and cash equivalents	(101,847)	1,090,487
Cash and cash equivalents, beginning of period	1,199,693	23,927
Cash and cash equivalents, end of period	$1,097,846	$1,114,414
Supplemental cash flow information
Interest paid	156	647
Interest received	13,473	9,690

Non-GAAP Measures

In addition to its financial results reported in accordance with accounting principles generally recognized in the U.S. ("GAAP"), the Company uses certain measures that are not recognized under GAAP such as adjusted operating loss, adjusted operating loss by business segment and adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA"). These financial measures do not have a standardized meaning prescribed by GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as a supplement to those GAAP measures to provide additional information regarding our results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported GAAP measure. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided below.

Adjusted operating loss
Management reviews operating loss on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items typically include non-recurring charges such as our review costs related to the restatement of our 2019 interim financial statements. Management does not view these items to be part of underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results.

Management believes that adjusted operating loss provides useful insight into underlying business trends and results and provides a more meaningful comparison of year-over-year results. Management uses adjusted operating loss for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.

(In thousands of U.S. dollars)	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Reported operating loss	$(41,169)	$(30,698)	$(120,937)	$(57,539)
Adjustments
Review and defense costs related to restatement of 2019 interim financial statements	958	—	8,824	—
Adjusted operating loss	$(40,211)	$(30,698)	$(112,113)	$(57,539)

Adjusted operating loss by business segment
Management reviews operating loss by business segment, which excludes corporate expenses, and adjusted operating loss by business segment, which further excludes certain income and expense items that management believes are not part of the underlying segment’s operations. Corporate expenses are expenses that relate to the consolidated business and not to an individual operating segment while the income and expense items typically include non-recurring charges such as our review costs related to the restatement of our 2019 interim financial statements. Management does not view the income and expense items above to be part of underlying results of the segment as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results.

Management believes that adjusted operating loss by business segment provides useful insight into underlying segment trends and results and will provide a more meaningful comparison of year-over-year results, going forward. Management uses adjusted operating loss by business segment for planning, forecasting and evaluating segment performance, including allocating resources and evaluating results relative to employee compensation.

(In thousands of U.S. dollars)	For the three months ended September 30, 2020
	U.S.	Rest of World	Total Segments	Corporate Expenses	Total
Reported operating loss	$(12,191)	$(17,999)	$(30,190)	$(10,979)	$(41,169)
Adjustments
Review and defense costs related to restatement of 2019 interim financial statements	—	—	—	958	958
Adjusted operating loss	$(12,191)	$(17,999)	$(30,190)	$(10,021)	$(40,211)

(In thousands of U.S. dollars)	For the nine months ended September 30, 2020
	U.S.	Rest of World	Total Segments	Corporate Expenses	Total
Reported operating loss	$(24,289)	$(71,957)	$(96,246)	$(24,691)	$(120,937)
Adjustments
Review and defense costs related to restatement of 2019 interim financial statements	—	—	—	8,824	8,824
Adjusted operating loss	$(24,289)	$(71,957)	$(96,246)	$(15,867)	$(112,113)

(In thousands of U.S. dollars)	For the three months ended September 30, 2019
	U.S.	Rest of World	Total Segments	Corporate Expenses	Total
Reported and adjusted operating loss	$(830)	$(21,228)	$(22,058)	$(8,640)	$(30,698)

(In thousands of U.S. dollars)	For the nine months ended September 30, 2019
	U.S.	Rest of World	Total Segments	Corporate Expenses	Total
Reported and adjusted operating loss	$(830)	$(48,069)	$(48,899)	$(8,640)	$(57,539)

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) is used by management as a supplemental measure to review and assess operating performance and trends on a comparable basis with the rest of the industry, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

Management reviews EBITDA on an adjusted basis, which excludes net income attributable to non-controlling interests, and special items. Special items consist of income tax recovery (expense), financing and transaction costs, other non-cash gains (losses), including share-based payments as it is a non-cash item, and other unforeseeable, non-recurring charges which management has described below.

(in thousands of U.S. dollars)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net income (loss)	$68,464	$604,128	$36,442	$1,104,004
Adjustments
Income tax expense	988	58	988	58
Interest income, net	(3,781)	(8,939)	(15,266)	(20,455)
Share of loss from investments in equity accounted investees	1,327	565	3,293	1,504
Gain on revaluation of derivative liabilities	(105,307)	(632,482)	(182,795)	(1,158,008)
Impairment loss on goodwill and intangible assets	—	—	40,000	—
Financing and transaction costs	40	6,083	40	31,684
Other (income) loss	(318)	(147)	(334)	(147)
Loss on reclassification of held-for-sale assets	919	—	919	—
Gain on disposal of other investments	(3,974)	—	(4,743)	(16,242)
Loss (income) from discontinued operations	473	36	519	63
Review and defense costs related to restatement of 2019 interim financial statements	958	—	8,824	—
Share-based payments	7,916	3,531	12,898	7,949
Adjusted EBIT	(32,295)	(27,167)	(99,215)	(49,590)
Adjustments
Depreciation and amortization	2,216	1,782	5,095	2,956
Adjusted EBITDA	$(30,079)	$(25,385)	$(94,120)	$(46,634)

Special Items

Management does not view any of the following special items to be part of the underlying results as they may be highly variable, may be infrequent, may be unpredictable and may distort underlying business results and trends.

Impairment loss on goodwill and intangible assets
1.During the nine months ended September 30, 2020, the Company recorded $35.0 million of impairment charges on the U.S. reporting unit and $5.0 million of impairment charges on the Lord Jones™ brand. The carrying values of both the U.S. reporting segment goodwill and the Lord Jones™ brand were deemed to be greater than their fair value after an impairment test was performed because results in the U.S. operating segment were negatively impacted by the effects of COVID-19.
2.During the three and nine months ended September 30, 2019, the Company recorded no impairment charges on goodwill or intangible assets.

Financing and transaction costs
1.During the three and nine months ended September 30, 2020, there were financing or transaction costs of $0.04 million.
2.During the three and nine months ended September 30, 2019, the Company recorded pre-tax charges of $6.1 million and $31.7 million, respectively, primarily related to the Altria Investment.

Gain (loss) on revaluation of derivative liabilities
1.During the three and nine months ended September 30, 2020, Cronos Group recorded unrealized gains of $105.3 million and $182.8 million, respectively, primarily resulting from the non-cash change in the fair value of financial derivative liabilities associated with the investment by Altria.
2.During the three and nine months ended September 30, 2019, the unrealized gain resulting from the non-cash change in the fair value of the financial derivative liabilities was $632.5 million and $1,158.0 million, respectively.

Review costs related to restatement of 2019 interim financial statements
1.During the three and nine months ended September 30, 2020, the Company incurred $1.0 million and $8.8 million, respectively, in review costs related to the restatement of the Company's 2019 interim financial statements and costs related to the Company's responses to reviews of such restatement by various regulatory authorities.
2.During the three and nine months ended September 30, 2019, the Company recorded no costs related to the restatement of previously issued financial statements.

Gain on disposal of other investments
1.During the three and nine months ended September 30, 2020, the Company recognized gains of $4.0 million and $4.7 million, respectively, in connection with the receipt of Aurora Cannabis shares after the achievement of milestones related to the Company's sale of Whistler Medical Marijuana Company in March 2019.
2.During the nine months ended September 30, 2019, the Company recorded a gain on disposal of other investments of $16.2 million related to the sale of Aurora Cannabis shares in connection with the sale of Whistler Medical Marijuana Company as well as the sale of common shares of Canopy Growth Corporation.

Foreign currency exchange rates

All currency amounts in this Press Release are stated in U.S. dollars (“USD”), which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to USD. The assets and liabilities of the Company's foreign operations are translated into USD at the exchange rate in effect as of September 30, 2020 and December 31, 2019. Transactions affecting shareholders' equity are translated at historical foreign exchange rates. The consolidated statements of net income (loss) and comprehensive income (loss) and the consolidated statements of cash flows of the Company's foreign operations are translated into USD by applying the average foreign exchange rate in effect for the reporting period using Bloomberg.

The exchange rates used to translate from USD to Canadian dollars (“C$”) is shown below:

(Exchange rates are shown as C$ per $)	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Average rate(i)	1.3323	1.3856	1.3437	1.3268	1.3204
Spot rate	1.3308	1.3576	1.4062	1.2990	1.3241
(i) Average rates are three months ended. The year-to-date average rate used for the nine months ended September 30, 2020 was 1.3539. The year-to-date average rate used for the nine months ended September 30, 2019 was 1.3292.

For further information, please contact:
Anna Shlimak
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com